                                                                 EXHIBIT 10 (ww)

                              EMPLOYMENT AGREEMENT

        This Agreement is entered into as of January 1, 1997 by and between TLC BEATRICE INTERNATIONAL HOLDINGS, INC. (the "Company"), a corporation having its principal place of business at 9 West 57th Street, New York, New York 10021 and Peter Offermann ("Executive"), residing at 154 North Mountain Avenue, Montclair, New Jersey 07042.

        The Company and Executive, in consideration of the promises and mutual agreements hereinafter contained, agree as follows:

        1. Term of Employment. Executive shall be employed by the Company for a term commencing January 1, 1997, and terminating on the third anniversary of employment under this Agreement on January 1, 2000; provided, that on the first and each succeeding anniversary of such employment, this Agreement shall be extended by one (1) year, unless notice of termination has been given by either party to this Agreement to the other prior to the first or applicable succeeding anniversary date.

        2. Duties of Executive. Executive shall serve as Executive Vice President and Chief Financial Officer of the Company and shall perform the duties and render the executive services on behalf of the Company as shall be determined by the Company's Chairman or Chief Executive Officer. Executive agrees to perform such duties and tender such services as determined by the Chairman or Chief Executive Officer, competently, loyally and to the best of his ability, devoting thereto substantially all his business time, energy and attention to such duties. Executive's office shall be in New York, New York and he may not be required without his consent to: (a) relocate or (b) travel in excess of the amount reasonably required to perform his duties as Executive Vice President and Chief Financial Officer.

        3.     Compensation of Executive

               (A) As compensation for the services to be performed under this Agreement, the Company shall pay Executive an annual base salary of Three Hundred Thousand U.S. Dollars (U.S. $300,000.00) ("Base Salary"), payable in monthly or semimonthly installments, on the same schedule as other Executives of the Company.

               (B) Executive shall also be paid after the end of each fiscal year during the term of this Agreement, a bonus in accordance with an annual incentive plan ("AIP"), targeted at no less than forty percent (40%) of Base Salary, but subject to upward or downward adjustment in accordance with AIP according to Executive's individual performance and financial performance targets set out by the Company.

               (C) Executive has been granted Stock Options ("Options") on Eighty Thousand (80,000) shares of Common Stock of the Company. The Company and Executive agree that the Options shall have a purchase price of Twenty-Five Dollars ($25.00) per share and shall vest and become exercisable by Executive in accordance with, and in all other respects be subject to, the terms of the Company's 1996 Long-Term Incentive Stock Option Plan, and the Stock Option Agreement between the parties hereto collectively the "Stock Option Plan").

               Any and all other grants of Stock Options, Stock Appreciation Rights , Phantom Stock Rights and any similar option compensation of Executive shall be deemed null and void upon the execution of this Agreement.

               (D) The Company shall pay Executive One Thousand Dollars ($1,000.00) a month during his employment under this Agreement as a car allowance, or at its option provide Executive with a Cadillac or similarly priced car for his use.

               (E) During his employment under this Agreement, the Company shall provide Executive such coverage under all fringe benefits programs maintained or offered by the Company to its senior executives, including, but not limited to those providing for tax and financial planning, group hospitalization, medical, health and accident, and disability income insurance. The Company shall also reimburse Executive for his membership in a Health Club. In addition, Executive shall be entitled to annual vacations consistent with the Company's vacation policy, but not less than four (4) weeks per year.

               (F) The Company shall review Executive's compensation, including Base Salary, bonus, stock options and additional perquisites and benefits, not less frequently than annually on the anniversary of the hiring date of Executive. Following such review, the Company may, in its discretion, increase such compensation, but shall not decrease such compensation during the term of this Agreement.

        4.     Termination of Employment.

               (A) Executive's employment under this Agreement may be terminated by the Company with or without cause. Such termination shall be effective on written notice delivered personally to Executive or one (1) business day after it is sent to him by registered or certified mail.

               (B) Termination for Cause. Executive's employment under this Agreement may be terminated by the Company at any time for cause. Cause shall include, but not be limited to: (i) conviction of any felony involving moral turpitude or dishonesty; (ii) conviction of the unlawful sale, trafficking in or use of controlled drugs or substances, or, regardless of arrest or conviction, the illegal use or sale of controlled drugs or substances, or being under the influence thereof while at work; (iii) gross neglect or grossly incompetent performance of Executive's duties, provided that Executive has been given notice of such cause and at least sixty (60) days to cure such performance problems;
(iv) Executive's death; (v) Executive's disability rendering him unable for a continuous period of three (3) consecutive months to perform his duties for the

Company hereunder; (vi) willful dishonesty in dealings with, or on behalf of the Company or its customers or suppliers or willful violation of Executive's obligations to the Company; (vii) Executive's material breach of his confidentiality obligations under this Agreement; or (viii) the expiration of the term of Executive's employment under this Agreement.

               In the event of a termination of this Agreement by the Company for any cause specified above, Executive's further compensation hereunder shall be limited to accrued but unpaid Base Salary, unpaid amounts for reimbursable expenses; and Executive shall have no other or further rights under this Agreement.

               (C) Termination Without Cause. In the event of the Company's termination of this Agreement for any reason other than for cause, Executive shall be entitled to receive in addition to the amounts described in Paragraph 4(B) above (but in lieu of any other compensation under this Agreement): (i) continuation, on the same periodic payment basis as previously in effect for Executive, of his Base Salary following the date of Executive's termination for twenty-four (24) months or through the conclusion of the term of this Agreement, whichever is longer; (ii) an amount equal to Executive's Target Bonus for the year in which his termination occurs multiplied by a fraction derived by dividing (x) the number of days elapsed between January 1 of such year and the date of Executive's termination, by (y) 365; and (iii) an additional payment on a date mutually agreeable to the parties to this Agreement, but no later than eighteen (18) months following the termination of Executive's employment, of an amount equal to the pro-rated Target Bonus Executive will receive for the year in which Executive's termination occurs. Payments of the amounts set forth in this Paragraph 4 (C) shall be made by the Company subject to offset by any amounts owed by Executive to the Company for prereimbursed expenses, loans, advances, as well as all lawful withholdings and deductions to which all payments under this Agreement are subject; and may, at the sole discretion of the Company, be conditioned upon Executive's executing a written release of the Company and its affiliates and their employees and owners from any and all claims arising out of this Agreement and his employment and the termination thereof, in a form suitable to the Company excluding only: the Company's continuing obligations under this Agreement; Executive's rights under COBRA; and his vested rights under any savings or retirement plan subject to ERISA. At the Company's option it may make a lump sum payment to Executive of any unpaid portion of the applicable period specified above. Payments made under this Paragraph 4(C) shall not be matched under the Company's 401(k) Plan. No part of the continuation period nor any payments made pursuant to this Paragraph 4(c) shall be treated as employment by the Company or compensation under any retirement, pension, savings or any other employee benefit plan as defined in ERISA.

               (D) Resignation By Executive. Executive agrees to give the Company written notice of his resignation. Such notice to be effective shall be delivered personally to the Chairman at least ninety (90) days in advance of the last day of Executive's employment. In the event of Executive's resignation, the Company's sole obligation under this Agreement shall be to continue for the notice period: (i) to pay Executive Executive's Base Salary (at the rate in effect at the time notice is given); and (ii) the fringe benefits described in paragraph 3(E) above.

               (E) Death Benefit. In the event Executive dies during the term of this Agreement the Company shall continue to pay to Executive's estate his Base Salary for a period of two (2) months.

        5. Confidential Information. Executive acknowledges the importance of the Company's arrangements with its employees, customers and suppliers and he further acknowledges that the nature of these arrangements and other information concerning the business, processes, policies and practices of the Company are trade secrets and constitute valuable assets of the Company. Executive agrees to keep secret and retain in the strictest confidence all confidential matters of the Company, including, without limitation, trade secrets, trade "know-how, customer lists, internal procedures, forms, records, business plans, financial information, information relating to corporate opportunities and any other confidential or proprietary information bearing upon or relating to the business and affairs of the Company, or its suppliers or customers learned by Executive during his employment, and not to disclose such information, or documents containing such information, to anyone outside of the Company either during or after his employment with the Company, except: as required in the course of performing his duties hereunder, which duties include in the interest of the Company discussions with investors, investment bankers and financial institutions; as required by law; with regard to such information which becomes generally available to the public other than as a result of the violation of this Agreement; or with the Company's express written consent. Notwithstanding the foregoing, the company agrees that the agreements, conditions, and restrictions contained in this Paragraph 5 shall not apply to Information which
(i) is currently or subsequently becomes available to the public or (ii) is made known through no fault of Executive or in spite of Executive having exercised reasonable care to safeguard the same. Executive agrees upon request to deliver promptly to the Company upon the termination of his employment by the Company, or at any time the Chairman may so request, all memoranda, notes, records, reports and other documents and computer storage media (and all copies thereof) which contain such confidential or proprietary information relating to the Company's business under his control.

        6.     Consequences of Termination.

               (A) During the one-year period following Executive's employment under this Agreement, Executive will not solicit or attempt to solicit from the Company, for the purpose of employment, any person who is then or has within six
(6) months prior thereto, been an officer, manager or employee of the Company, whether or not such persons would commit a breach of a contract of employment, by reason of leaving the service of the Company.

               (B) During the one-year period following the termination of Executive's employment under this Agreement, Executive will not, individually, or on behalf of any other person or entity, in any manner materially adversely affecting the Company engage in the business of a merchant, factor, trader, wholesaler or retailer, or solicit the business of, or in any other manner deal with, any person or entity which is then or has at any time during the preceding one (1) year been a purchaser from or supplier to the Company.

               (C) During the one-year period following the termination of Executive's employment under this Agreement, Executive will not be employed by, work for, advise, consult with, serve or assist (whether as principal, agent, investor, lender, officer, director, employee, consultant, partner, advisor or otherwise) any person or entity (i) engaged in the food distribution business in any geographic area or territory in Europe or Asia in which the Company is then conducting a trade or business in the same line of business, or (ii) which is reviewing or proposing to acquire a food distribution business which the Company or any of its affiliates had, during Executive's employment, reviewed or considered for acquisition; or take advantage of any then existing corporate opportunity of the Company; provided, however, that nothing herein contained shall prevent Executive from purchasing and owning up to one percent (1%) of the stock of any company or business whose securities are actively traded on any securities exchange or the acquisition of which was, before or after such termination, approved by the Chairman. In connection with this subparagraph, it is acknowledged and understood by Executive that the Company is engaged in international merchandising and business operations and that the scope of its business, concerning which Executive is expected to develop intimate familiarity extends throughout Asia and Europe.

               (D) Executive acknowledges and agrees that the damages caused by Executive's breach of Paragraphs 5 or 6 of this Agreement will be irreparable and may not be quantifiable. Therefore, Executive agrees that his obligations pursuant to Paragraphs 5 and 6 of this Agreement shall be specifically enforceable in, at the Company's option, a court of competent jurisdiction or before the American Arbitration Association (New York office), as set forth in Paragraph 8 hereof, and that the Company shall, without being required to post any bond or security, be entitled to obtain temporary relief and/or an injunction against Executive's breach or threatened breach of the provisions of Paragraph 5 or 6 of this Agreement.

               (E) Upon the termination of his employment under this Agreement, Executive shall be deemed to have resigned as a director or officer of the Company and any subsidiaries or affiliates of the Company in which he holds such positions.

        7.     Change of Control.

               (A) If there is a "change of control" of the Company Executive may, at his option, upon thirty (30) days written notice given to the Company within one hundred eighty (180) days after a "change of control," terminate this Agreement and receive the amount equal to that which he would have received if he had been terminated other than for cause. For purposes hereof "change of control" is hereby defined to mean: (i) the sale, conveyance or other disposition of all or a major portion of the assets of the Company (or successor organization); (ii) any transaction or series of transactions (as a result of a tender offer, merger, consolidation or otherwise) that results in, or that is in connection with, any person, entity or group acquiring or obtaining the right to acquire, in one or more transactions, "beneficial ownership" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of such percentage of the aggregate voting power of any class or common stock of the company (or successor organization) as shall exceed fifty percent (50%) of such aggregate voting power; (iii) the Company's Board of Directors elects or appoints a person to serve as either the Chairman or the

Chief Executive Officer of the Company who is not presently occupying that position, except during a disability of the current Chairman or Chief Executive Officer for a period not exceeding one hundred eighty (180) days.

               (B) In the event that Executive would, except for this subparagraph 7(B), be subject to a tax pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended, (the "Code") or any successor provision that may be in effect, as a result of "parachute payments" (as that term is defined in Section 280G(b)(2)(A) and (d)(3) of the Code) made pursuant to this Agreement, or a deduction would not be allowed to the Company for all or any part of such payments by reason of Section 280G(a) of the Code, or any successor provision that may be in effect, such payments shall be reduced, eliminated, or postponed in such amounts as are required to reduce the aggregate "present value" (as that term is defined in Section 280G(d)(4) of the Code) of such payments to one dollar less than an amount equal to three times Executive's "base amount," (as that term is defined in Section 280G(b)(3)(a) and (d)(1) and
(2) of the Code) to the end that Executive is not subject to tax pursuant to such Section 4999 and no deduction is disallowed by reason of such Section 280G(a). To achieve such required reduction in aggregate present value, Executive shall determine what item(s) constituting the parachute payments shall be reduced, eliminated or postponed, the amount of each such reduction, elimination or postponement, and the period of each such postponement. To enable Executive to make such determination, the Company shall be required to provide Executive with such information as is reasonably necessary for such determination.

               (C) Prior to the making of any payment under paragraph 4(C) above, either party may request a determination as to whether such payment would constitute a "parachute payment," and, if so, the amount by which the payment must be reduced in accordance herewith. If such a determination is requested, it shall be made promptly, at the Company's expense, by independent tax counsel selected by the Company and approved by Executive (which approval shall not unreasonably be withheld), and such determination shall be conclusive and binding on the parties. The Company shall provide such information as such counsel may reasonably request, and such counsel may engage accountants or other experts at the Company's expense to the extent that they deem necessary or advisable to enable them to reach a determination. The term "independent tax counsel," as used herein, shall mean a law firm of recognized expertise in federal income tax matters that has not previously advised or represented either party. It is hereby agreed that neither the Company nor Executive shall engage any such firm as counsel for any purpose other than to make the determination provided for herein and/or to represent or advise such party in connection with a dispute or audit by the Internal Revenue Service concerning this issue for three years following such firm's announcement of its determination.

        8. Resolution of Disputes. The parties recognize that disputes may arise concerning this Agreement or with respect to Executive's employment or termination of employment under this Agreement or any law. The parties agree that should any such claim, controversy or dispute arise, the parties will use their best efforts to resolve such dispute informally, between them. In the event that a claim, controversy or dispute between the Company and Executive cannot be resolved within thirty (30) days after either party first gives notice in writing that a dispute exists, either party may then refer the matter to arbitration before the American Arbitration Association

(New York office) pursuant to its rules for resolution of employment disputes, including, but not limited to, its rules allowing for the rendering of awards ex parte; provided, that nothing contained herein shall require the Company, pending resolution of any dispute, to continue Executive's employment following its notice to him of the termination of his employment.

        The parties hereby agree that, except for claims by the Company pursuant to Paragraphs 5 and 6 hereof, referral to arbitration shall be the sole recourse of either party under this Agreement with respect to any claim, controversy or dispute between them.

        With respect to disputes concerning Paragraphs 5 and/or 6 hereof, the parties agree that provisional or injunctive relief in connection with disputes arising under with either Paragraph 5 or 6 may be sought, at the Company's option, in a court of competent jurisdiction or through arbitration before the American Arbitration Association. Regardless of whether provisional/injunctive relief is sought by the Company in a court of competent jurisdiction or through arbitration, arbitration before the American Arbitration Association (New York office) pursuant to its rules for resolution of employment disputes shall be the sole recourse for the ultimate determination of the substantive issues of those disputes.

        The arbitration and/or litigation shall take place in New York City. All parties concede to personal jurisdiction in New York and hereby waive any jurisdictional defenses as to New York law and venue.

        9. This Agreement constitutes the entire agreement between the parties and contains all agreements between them, including, but not limited to those relating to the terms and conditions of Executive's employment and his compensation. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied in this Agreement, and that no agreement, statement or promise not contained in this Agreement shall be valid or binding. This Agreement also supersedes any and all other agreements and contacts between them whether verbal or in writing.

        10.  Except  as  otherwise   specifically   provided,  no  amendment  or
modification of this Agreement shall be valid or effective, unless it shall have been reduced to writing and signed by the Chairman and Executive.

        11. The invalidity or unenforceability of any particular provision of this Agreement shall not affect its other provisions, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision had been omitted.

        12.    Notice to the Company shall be given to:

                      TLC Beatrice International Holdings, Inc.
                      9 West 57th Street
                      New York, New York 10019;
                      Attention of Mrs. Loida Lewis

               Notice to Executive shall be given to:

                      Peter Offermann
                      154 North Mountain Avenue
                      Montclair, New Jersey 07042

All notices shall be in writing. Any party may send any notice, claim, demand or other communication hereunder to the intended recipient at the address set forth above using personal delivery, courier, messenger service, telecopy, telex, ordinary mail or electronic mail, but no such notice shall be deemed to have been duly given until it is received, unless the party intentionally makes itself unavailable for service. Any party may change the address to which notices are to be delivered by giving notice in the manner herein set forth.

        13. This Agreement shall be construed and enforced according to the laws of the State of New York.

        IN WITNESS WHEREOF, the undersigned parties have duly executed this Agreement as of the date first above written.

                                   TLC BEATRICE INTERNATIONAL HOLDINGS, INC.

                                   By:
                                       ----------------------------------------
                                   Title: Chairman


                                   --------------------------------------------
                                   Peter Offermann